UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-29889	94-3248524
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1180 Veterans Boulevard
South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 3, 2012, Rigel Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering, issuance and sale of 13,685,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The price to the public in this offering is $9.50 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $8.93 per share. The net proceeds to the Company from this offering are expected to be approximately $121.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of the 30-day over-allotment option, which the Company has granted the Underwriters under the terms of the Underwriting Agreement to purchase up to an additional 2,052,750 shares of Common Stock to cover over-allotments, if any. The offering is expected to close on or about October 9, 2012, subject to customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-179979) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

On October 3, 2012, the Company issued a press release announcing that it had priced the public offering described above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company is filing information for the purpose of supplementing and updating its description of certain risks and uncertainties from the description included under the heading, “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the SEC on August 7, 2012. The updated description is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to the Company’s issuance of securities, the amount of net proceeds from the offering and the closing of the offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the underwriters fulfilling their obligations to purchase the securities and the Company’s ability to satisfy its conditions to close the offering. These and other risks and uncertainties are described more fully under the headings “Risk Factors” in the Company’s most recently filed documents with the Securities and Exchange Commission, including this Current Report on Form 8-K, as well as in the preliminary and final prospectus supplement related to the public offering filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 3, 2012, by and among the Company and the Underwriters.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release, dated October 3, 2012.

99.2	Updated Company Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: October 3, 2012
	By:	/s/ Dolly A. Vance
Dolly A. Vance Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of October 3, 2012, by and among the Company and the Underwriters.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

99.1	Press Release, dated October 3, 2012.

99.2	Updated Company Disclosure.